Exhibit 99.1

NEWS r e l e a s e	Contact: Richard T. Marabito Chief Financial Officer Telephone: (216) 292-3800 Fax: (216) 292-3974
OLYMPIC STEEL REPORTS 2006 FOURTH QUARTER AND ANNUAL
SALES AND EARNINGS RESULTS
     Cleveland, Ohio — (February 15, 2007) Olympic Steel, Inc., (Nasdaq: ZEUS), a national steel service center, today announced its financial results for the fourth quarter and year ended December 31, 2006.
     Net sales for the fourth quarter of 2006 totaled $226.1 million, a 10.4% increase from the $204.8 million for the fourth quarter a year ago. Fourth quarter 2006 net income totaled $3.8 million, or $0.35 per diluted share, compared to net income of $7.3 million, or $0.70 per diluted share for last year’s fourth quarter. Tons sold decreased 7.9% to 272 thousand from 295 thousand in the fourth quarter of 2005.
     Net sales for the full year 2006 increased 4.4% to $981.0 million from $939.2 million. Net income for 2006 was $31.0 million, or $2.92 per diluted share, compared to net income of $22.1 million, or $2.11 per diluted share for 2005. Tons sold totaled 1.27 million in 2006 compared to 1.28 million in 2005.
     Olympic Steel’s Board of Directors approved a regular quarterly cash dividend of $.03 per share to be paid to shareholders of record as of March 1, 2007, and distributed on March 15, 2007.
     Commenting on the results, Chairman and Chief Executive Officer Michael D. Siegal, stated, “We are pleased to report strong 2006 sales and earnings performance, as we realized record annual sales and our second most profitable year in the 52 year history of Olympic Steel. In 2006, we also began paying regular quarterly cash dividends, purchased and equipped a second Olympic facility in Chambersburg, Pennsylvania to expand our value-add processing capabilities, added six new laser lines, and acquired a fabrication company in North Carolina.”
     “High fourth quarter service center inventories, as reflected by the Metals Service Center Institute, clearly caused a deteriorating market at yearend. We believe that situation will be remediated by the end of the first quarter of 2007, as demand is increasing, imports are being significantly reduced, input costs (such as scrap) are on the rise again, and domestic steel production appears in control. We also have begun increased capital spending in new equipment, facilities and technology solutions. We anticipate to continue to do so in 2007, as we position ourselves for margin growth and value creation in the markets we choose to serve,” concluded Mr. Siegal.
     A simulcast of Olympic Steel’s 2006 fourth quarter and annual conference call may be accessed via the Investor Relations section of the Company’s website at www.olysteel.com. The simulcast will begin at 10:00 a.m. Eastern Time today and a replay of the call will be available for 14 days thereafter.

     Founded in 1954, Olympic Steel is a leading U.S. steel service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel products. Headquartered in Cleveland, Ohio, the Company operates 16 facilities. For further information, visit the Company’s web site at http://www.olysteel.com.
     It is the Company’s policy not to endorse any analyst’s sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “should,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” or “continue,” as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements.
     Such risks and uncertainties include, but are not limited to: general and global business, economic and political conditions; competitive factors such as the availability and pricing of steel, industry inventory levels, and rapid fluctuations in customer demand and pricing; the cyclicality and volatility within the steel industry; the ability of customers (especially in the automotive industry) to maintain their credit availability; layoffs or work stoppages by the Company’s, suppliers’ or customers’ personnel; the availability and cost of transportation and logistical services; equipment installation delays or malfunctions; the successes of the Company’s efforts and initiatives to increase sales volumes, improve cash flows and reduce debt, maintain or improve inventory turnover, and reduce costs; the timing and outcome of efforts and ability to liquidate OLP’s remaining assets; the adequacy of our existing information technology and business system software and the success of implementing our new information system; customer, supplier, and competitor consolidation or insolvency; the post-acquisition integration of PS&W; and the Company’s ability to pay regular quarterly cash dividends. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which disclosure is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. This release speaks only as of its date and the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports filed with or furnished to the SEC.

OLYMPIC STEEL
SELECTED FINANCIAL INFORMATION
(in thousands, except per share data and ratios)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
SUMMARY RESULTS OF OPERATIONS:
Net sales	$226,061	$204,812	$981,004	$939,210
Operating income	6,593	16,426	54,220	44,021
Income before income taxes	5,313	12,149	49,406	36,193

Net income	$3,761	$7,305	$31,048	$22,092

Earnings per share:
Net income per share — basic	$0.36	$0.72	$2.99	$2.18
Net income per share — diluted	$0.35	$0.70	$2.92	$2.11

	December 31,
	2006	2005

SUMMARY BALANCE SHEET DATA:
Accounts receivable, net	$85,883	$80,131
Inventories	210,738	134,236
Net property and equipment	87,359	77,751
Total assets	405,320	305,606
Current liabilities	92,340	94,603
Total debt	68,328	—
Shareholders’ equity	234,237	200,321
Shareholders’ equity per share	22.46	19.73
Debt-to-equity ratio	0.29	n/a

	Twelve Months Ended
	December 31,
	2006	2005

OTHER DATA:
Capital expenditures	12,303	2,230
It is the Company’s policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst’s sales or earnings estimates.

OLYMPIC STEEL
RESULTS OF OPERATIONS
(in thousands, except per share and tonnage data)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2006		2005		2006		2005
	(unaudited)
Tons sold
Direct	230,852		249,797		1,064,559		1,090,524
Toll	41,165		45,663		201,656		189,013

	272,017		295,460		1,266,215		1,279,537
% change	(7.9%)		(2.3%)		(1.0%)		(5.6%)

Net sales	$226,061		$204,812		$981,004		$939,210
% change	10.4%		(14.7%)		4.4%		5.0%

Costs and expenses
Cost of materials sold (exclusive of depreciation shown below)	184,246	81.5%	157,065	76.7%	780,305	79.5%	772,739	82.3%
Warehouse and processing	13,863	6.1%	10,503	5.1%	55,407	5.6%	41,461	4.4%
Administrative and general	8,465	3.7%	8,962	4.4%	38,143	3.9%	32,229	3.4%
Distribution	5,790	2.6%	5,733	2.8%	25,384	2.6%	21,171	2.3%
Selling	3,443	1.5%	3,008	1.5%	13,485	1.4%	14,838	1.6%
Occupancy	1,501	0.7%	1,100	0.5%	5,704	0.6%	4,728	0.5%
Depreciation	2,160	1.0%	2,015	1.0%	8,356	0.9%	8,023	0.9%

Total costs and expenses	219,468	97.1%	188,386	92.0%	926,784	94.5%	895,189	95.3%

Operating income	6,593	2.9%	16,426	8.0%	54,220	5.5%	44,021	4.7%
Income (loss) from joint ventures	—		(504)		(137)		(625)
Loss from disposition of joint venture	—		(3,500)		(2,000)		(3,500)

Income before financing costs and income taxes	6,593		12,422		52,083		39,896
Interest and other expense on debt	1,280	0.6%	273	0.1%	2,677	0.3%	3,703	0.4%

Income before income taxes	5,313	2.4%	12,149	5.9%	49,406	5.0%	36,193	3.9%
Income tax provision	1,552	29.2%	4,844	39.9%	18,358	37.2%	14,101	39.0%

Net income	$3,761		$7,305		$31,048		$22,092

Earnings per share:
Net income per share — basic	$0.36		$0.72		$2.99		$2.18

Weighted average shares outstanding — basic	10,429		10,153		10,383		10,134

Net income per share — diluted	$0.35		$0.70		$2.92		$2.11

Weighted average shares outstanding — diluted	10,651		10,479		10,633		10,457

It is the Company’s policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst’s sales or earnings estimates.